Exhibit 10.1

GENERAL RELEASE AND SETTLEMENT AGREEMENT

This General Release and Settlement Agreement (the “Agreement”) is by and between Omnia Capital LP (“Omnia”), and 22nd Century Group, Inc., a Nevada corporation, and its subsidiaries (collectively, the “Company”), effective as of April 29, 2024 (the “Effective Date”). Omnia and the Company are collectively referred to herein as the “parties” or “each party”.

Recitals

WHEREAS, as of the Effective Date of this Agreement, the Company owes Omnia a total of $5,228,008 (the “Total Debt”) by virtue of principal and interest due under that certain Subordinated Promissory Note dated March 3, 2023 (the “Note”) and the put provision contained in the Common Stock Purchase Warrant dated March 3, 2023 (the “Omnia Warrant”);

WHEREAS, both parties each desire to settle the Total Debt, cancel, terminate, extinguish and void the Note, the Omnia Warrant and all other agreements between the parties (other than this Agreement, the Pre-Funded Warrants and the Purchase Warrants) and any and all debts, payments, obligations, covenants, rights, grants and liens in exchange for the payment of the consideration (the “Consideration”) set forth below:

Portion of Total Debt	Consideration	Effective Per Share Price
$248,500	$248,500 cash payment (the “Cash Payment”)	N/A
$4,922,008	1,150,000 shares of common stock of the Company (the “Shares”) and 1,150,000 pre-funded warrants to purchase shares of common stock of the Company in the form attached hereto as Exhibit A (the “Pre-Funded Warrants”)	$2.14 per share
$57,500	460,000 warrants to purchase an equal number of shares of common stock of the Company at an exercise price of $2.14 in the form attached hereto as Exhibit B (the “Purchase Warrants”)	$0.125 per warrant
Total Debt $5,228,008

WHEREAS, both parties each agree that upon payment of the Consideration by the Company to Omnia, the Company will have no debt, agreements or other obligations owed (or with) to Omnia other than pursuant to the terms of this Agreement, the Pre-Funded Warrants and the Purchase Warrants.

NOW, THEREFORE, IN CONSIDERATION for entering into this Agreement, and for the representations, promises, covenants and releases contained in this Agreement, and for other good and valuable consideration, including but not limited to payment of the Consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follow:

1.            Recitals. Each party agrees that the Recitals are true and correct and are incorporated into this Agreement and are made part of this Agreement.

2.            Mutual Representations. Each party represents to the other party that the execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or other action and no further consent or authorization is required. This Agreement and the transaction documents attached hereto to which it is a party has been duly executed, and when delivered in accordance with the terms hereof, will constitute the valid and legally binding obligation of such party, enforceable against it in accordance with its terms.

3.            Consideration. The Company hereby agrees to pay Omnia the Consideration within three (3) business days following the execution of this Agreement as follows:

a.	The Cash Payment shall be made by a wire transfer of funds to a bank account specified by Omnia in writing;

b.	The Shares shall be delivered via a book entry account at the Company’s stock transfer agent, which Shares shall contain a restrictive legend specifying that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), and may only be sold pursuant to an exemption from such registration and

c.	The Pre-Funded Warrants and Purchase Warrants will be delivered via an electronic PDF with original copies to follow to Omnia at: 555 Bryant St #947 Palo Alto CA 94301.

4.            Registration Statement. The Company shall use commercially reasonable efforts to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) within five (5) business days from the Effective Date providing for the resale by Omnia of the Shares and the shares of common stock issuable upon exercise of the Purchase Warrants and the Pre-Funded Warrants (collectively, the “Warrant Shares”). The Company shall use commercially reasonable efforts to cause such registration statement to become effective within 30 days following its filing and to keep such registration statement effective until Omnia has sold all of the Shares and Warrant Shares, or becomes eligible to sell the Shares and Warrant Shares under Rule 144 of the Act without volume restrictions.

5.            Omnia Covenants. Omnia covenants and agrees that it will not:

a.	sell any of the Shares or Warrant Shares for less than $1.74[1] per share (appropriately adjusted for stock splits, reverse stock splits, share combinations, stock dividends and similar transactions); provided, that if the share price falls below such value after Omnia has submitted a sale order, such transaction shall not be prohibited by this Agreement; and

b.	if on a given trading day the volume weighted average price (the “VWAP”) of the Company’s common stock is less than $2.50 per share (appropriately adjusted for stock splits, reverse stock splits, share combinations, stock dividends and similar transactions), Omnia will (in the aggregate) not sell more than 10% of the total trading volume of the common stock for that trading day.

6.            Private Placement Representations and Warranties of Omnia. Omnia makes the representations and warranties to the Company as of the date hereof as set forth on Exhibit C. The parties acknowledge and agree that, as of the date hereof, Omnia does not possess any material non-public information regarding the Company.

7.            Release. Upon payment of the Consideration by the Company, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party, for itself and its affiliates, subsidiaries, heirs, executors, administrators and assigns (collectively, the “Releasors”) forever waive, release and discharge the other party and each of its subsidiaries and affiliates, and its and their respective managers, directors, officers, members, stockholders, subsidiary companies, insurance carriers and the officers, members, directors, agents, servants, employees of each of the foregoing and the predecessors, successors and assigns of each of the foregoing (collectively, the “Releasees”), from any and all debts, obligations, payments, liens, covenants, representations, actions, causes of action, claims, fees, commissions, payments, referral fees, expenses (inclusive of attorney’s fees), demands or suits of any kind or nature whatsoever, whether known or unknown, and from all consequential, punitive and exemplary damages arising out of or relating to any agreements or business dealings between the parties prior to the Effective Date (“Release”). In connection with such Release, each party acknowledges it may hereafter discover claims or facts in addition to or different from those which such party now knows or believes to exist with respect to any Releasee, but that it is such party’s intention to hereby finally settle and release all matters, which now exist, may exist or heretofore have existed, between any Releasor, on the one hand, and any Releasee, on the other hand. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete general releases notwithstanding the discovery or existence of any such additional or different claims or facts. For avoidance of doubt, the Omnia does not release any claims for matters relating to or arising under this Agreement, the Pre-Funded Warrants or the Purchase Warrants.

1 To equal the five day average closing price on the date preceding the date both parties sign the Agreement.

8.            Further Assurances. Following the closing, each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

9.            Expenses. The Company shall reimburse Omnia up to $20,000 for all reasonable costs and expenses it incurs in entering into this Agreement and consummating the transactions contemplated hereby, including the expenses of legal counsel.

10.          Miscellaneous. This Agreement contains the entire agreement between Omnia and the Company as to the subject matter hereof. Omnia hereby represents and warrants that it has carefully read the foregoing, and know and understand the contents and meaning thereof, and are executing this Agreement voluntarily. This Agreement shall be governed by the laws of the state of New York without giving effect to its conflict of laws principles. The parties hereto expressly designate any Releasee as a third party beneficiary to this Agreement, with the right to enforce the terms of such Agreement. All representations and warranties in this Agreement shall survive the execution and delivery of this Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned hereunto sets its signature as of the Effective Date.

22nd Century Group, Inc.

By:
Name:
Title:

Omnia Capital LP

By:
Name:
Title:

Exhibit A

(Form of Pre-Funded Warrant)

Exhibit B

(Form of Purchase Warrant)

Exhibit C

Omnia Representations and Warranties

(a) Understandings or Arrangements. Omnia is acquiring the Shares, New Warrants, the Pre-Funded Warrants and the Warrant Shares (collectively, the “Securities”) as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting Omnia’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Omnia is acquiring the Securities hereunder in the ordinary course of its business. Omnia understands that the Securities are “restricted securities” and have not been registered under the Act or any applicable state securities law and is acquiring such Securities as principal for his, her or its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Act or any applicable state securities law (this representation and warranty not limiting Omnia’s right to sell such Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).

(b) Omnia Status. At the time Omnia was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any warrants for Warrant Shares, it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Act.

(c) Experience of Omnia. Omnia, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Omnia is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(d) Access to Information. Omnia acknowledges that it has had the opportunity to review this the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2023 and all other subsequent filings with the Securities and Exchange Commission and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that is necessary to make an informed investment decision with respect to the investment.

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